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                               Value Health, Inc.


         EXHIBIT 11 - SCHEDULE OF COMPUTATION OF NET EARNINGS PER SHARE
                                  (Unaudited)
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                                          Three Months Ended
                                              March 31,
                                     --------------------------
                                          1996         1995
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

Net Earnings                           $19,094,000  $13,895,000
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Weighted Average Number of Shares
  Outstanding During The Period         54,697,443   52,849,190
Add:
  Common Stock Equivalent Shares
    Represented By Employer Stock
    Options Granted Related To
    Stock Plans                            427,898    1,268,782
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Weighted Average Number Of Common
  Shares Used In The Computation Of
  Net Earnings Per Share                55,125,341   54,117,972
- - ---------------------------------------------------------------

Net Earnings per Share                 $      0.35  $      0.26
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